DARÉ BIOSCIENCE, INC. AMENDED AND RESTATED INSIDER TRADING POLICY (effective October 22, 2024) TABLE OF CONTENTS Page I. The Need for an Insider Trading Policy............................................................. 2 II. What is Material Non-Public Information? ........................................................ 2 III. The Consequences of Insider Trading ............................................................... 3 IV. Our Policy ........................................................................................................ 4 General Prohibition on Trading in Company Securities ..................................... 4 General Prohibition on Tipping ......................................................................... 4 Transactions by Family Members, Others in Your Household and Entities You Control ........................................................................................................ 4 Other Companies’ Securities ............................................................................. 5 Personal or Independent Reasons Are Not Exceptions....................................... 5 Policy Administrator ......................................................................................... 5 When Information Becomes Public ................................................................... 5 Prohibited Trading Periods ............................................................................... 6 Exceptions for Certain Transactions .................................................................. 7 Pre-Clearance of All Acquisitions, Sales and Other Transfers by Certain Company Personnel .................................................................................... 8 V. Individual Responsibility .................................................................................. 9 VI. Additional Prohibited Transactions ................................................................. 10 VII. Post-Termination Transactions ........................................................................ 10 VIII. Company Assistance ....................................................................................... 10 IX. Certifications .................................................................................................. 10 Exhibit 19.1

2 This Insider Trading Policy (this “Insider Trading Policy” or “Policy”) is designed to prevent insider trading or the appearance of impropriety, to satisfy the obligation of Daré Bioscience, Inc. (“Company”), to reasonably supervise the activities of Company personnel, and to help Company personnel avoid the consequences associated with violations of insider trading laws. This Policy applies to all Company personnel, including directors, officers, employees and consultants of the Company and its subsidiaries. This Policy also applies to certain family members, other members of a person’s household and entities controlled by Company personnel, as described in Section IV below. I. The Need for an Insider Trading Policy This Policy has been developed: • to educate all Company personnel as to the federal securities laws and the rules of the Securities and Exchange Commission (the “SEC”) on insider trading in public company securities; • to set forth requirements that apply to Company personnel and other persons covered by this Policy who seek to trade in the Company’s securities; • to protect the Company and its personnel from legal liability; and • to preserve the reputation of the Company and its personnel for integrity and ethical conduct. Because the Company is a public company, transactions in the Company’s securities are subject to the federal securities laws and regulations adopted by the SEC. These laws and regulations make it illegal for an individual to buy or sell securities of the Company while aware of material non-public information. The SEC takes insider trading very seriously and devotes significant resources to uncovering the activity and to prosecuting offenders. Liability may extend not only to the individuals who trade while in possession of material non-public information but also to their “tippers,” people who leak material non-public information to individuals who then trade based on that information. The Company and “controlling persons” of the Company may also be liable for violations by Company employees. II. What is Material Non-Public Information? Definition. Material non-public information is any information (positive or negative) that: • is not generally known to the public, and • which, if publicly known, would likely affect either the market price of the Company’s securities or a person’s decision to buy, sell or hold the Company’s securities. Examples. Common examples of information that will frequently be regarded as material include, but are not limited to: − quarterly or annual earnings results; − projections of future financial results; − earnings or losses; − news of a pending or proposed merger, acquisition or tender offer;

3 − news of a pending or proposed acquisition or disposition of a significant asset; − news of a pending or proposed joint venture; − a company restructuring; − significant transactions with officers, directors or greater than 5% stockholders; − financing transactions; − changes in dividend policies, the declaration of a stock split or the offering of additional securities; − establishment of a stock repurchase program; − changes in pricing or cost structure of Company products or services; − changes in management; − changes in auditors or notification that the auditor’s reports may no longer be relied upon; − significant new products or discoveries; − significant clinical or regulatory developments; − pending or threatened significant litigation, or the resolution of such litigation; − impending bankruptcy or financial liquidity problems; − internal financial information which departs from what the market expects; − the gain or loss of a significant customer or supplier, major contract, license, registration or collaboration; − the entry, amendment or termination of a material contract; or − other items that require the filing of a Current Report on Form 8-K with the SEC. Twenty-Twenty Hindsight. In determining whether information is material, the SEC and other regulators will view the information after-the-fact with the benefit of hindsight. As a result, in determining whether any information is material, we will and you should carefully consider whether regulators and others might view the information as being material in hindsight, with the benefit of all relevant information that later becomes available. For example, if there is a significant change in the Company’s stock price following release of certain information, that information will likely be determined to have been material when viewed with the benefit of hindsight. In addition to addressing the relevant statutes and regulations in this area, we are adopting this Policy to avoid even the appearance of improper conduct on the part of anyone employed by or associated with the Company and certain related persons, not just members of senior management. III. The Consequences of Insider Trading The consequences of insider trading violations can be severe: For individuals who trade while in possession of material non-public information (or tip information to others): • a civil penalty of up to three times the profit gained or loss avoided; • a criminal fine (no matter how small the profit) of up to $5 million; and

4 • a jail term of up to 20 years. These penalties can apply even if the individual is not a member of the Board of Directors or an officer of the Company. Moreover, if an employee violates this Policy, he or she may also be subject to Company-imposed sanctions, including termination for cause. For a company (as well as possibly any supervisory person) that fails to take appropriate steps to prevent illegal trading: • a civil penalty of the greater of $1 million or three times the profit gained or loss avoided as a result of the employee’s violation; and • a criminal penalty of up to $25 million. Any of the above consequences, including an SEC investigation that does not result in prosecution, can tarnish the Company’s or an individual’s reputation and irreparably damage a career. IV. Our Policy General Prohibition on Trading in Company Securities. Company personnel and Related Persons (as defined below in this Section IV) may not engage in transactions in securities of the Company, directly or indirectly, while in possession of material non-public information relating to the Company, subject to the specific exceptions noted below in this Section IV under the caption “Exceptions for Certain Transactions.” General Prohibition on Tipping. Company personnel in possession of material non-public information relating to the Company may not recommend that others engage in transactions in securities of the Company, disclose material non-public information relating to the Company to others, except as permitted under applicable Company policies and procedures, or assist anyone engaged in such activities. Transactions by Family Members, Others in Your Household and Entities You Control. The restrictions in this Policy also apply to (1) family members who reside with you (including a spouse, a child, a child away at college, stepchildren, grandchildren, parents, stepparents, grandparents, siblings and in-laws), (2) others living in your household (whether or not related to you), (3) family members who do not live in your household but whose transactions in the Company’s securities are directed by you or are subject to your influence or control (e.g., parents or children who consult with you before they trade in the Company’s securities) and (4) any entities that you influence or control, including any corporations, limited liability companies, partnerships or trusts (each person or entity identified in clauses (1) – (4), a “Related Person”). SEC regulations specifically provide that any material non-public information about the Company communicated to any spouse, parent, child or sibling is considered to have been communicated under a duty of trust or confidence; and that any trading in the Company’s securities by such family members while they are aware of such information may, therefore, violate insider trading laws and regulations. Company personnel are expected to be responsible for the compliance of all Related Persons with this Policy. This means that, to the extent such Related Persons of Company personnel intend to engage in any transaction in securities of the Company, the Related Persons need to comply with the black-out periods and all other restrictions in this Policy. Furthermore, you should not participate in any investment club (i.e., groups of people who pool their money to make investments) that may invest in the Company’s securities.

5 Other Companies’ Securities. This Policy’s prohibitions against trading and tipping also apply to securities of other public companies as described herein. In the course of your service to or employment with the Company, you may learn of material non-public information about other public companies, including the Company’s collaborators, customers, distributors, suppliers or other vendors, and companies involved in a potential transaction or business relationship with the Company. Therefore, no Company personnel who, in the course of their service to or employment with the Company, learns of material non-public information about the Company or a company with which the Company does business or is involved in a potential transaction or business relationship with the Company, may engage in transactions, directly or indirectly, in (1) the securities of such company if that company has publicly-traded securities, or (2) the securities of any other publicly-traded company where the applicable material non-public information relates to that other publicly-traded company, in each case until such information becomes public or is no longer material. Further, Company personnel in possession of such material non-public information may not recommend that others engage in any of the foregoing transactions, disclose such material non-public information to others, except as permitted under applicable Company policies and procedures, or assist anyone engaged in such activities. Personal or Independent Reasons Are Not Exceptions. Transactions in the Company’s securities that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) are no exception. Even the appearance of an improper transaction must be avoided to preserve our reputation for adhering to the highest standards of conduct. Policy Administrator. This Policy shall be administered by the “Policy Administrator,” who shall be the Company’s principal financial officer (“PFO”). If the PFO is not available or a matter under this Policy involves the PFO, then the Company’s principal accounting officer (“PAO”) shall serve as the alternate Policy Administrator. If the PAO is serving as the Policy Administrator and is not available or a matter under this Policy involves the PAO, then another person designated by the Nominating and Corporate Governance Committee of the Board shall serve as the alternate Policy Administrator. When Information Becomes Public. Because the Company’s stockholders and the investing public should be afforded time to receive and absorb material non-public information, for purposes of this Policy, as a general rule, you may not engage in any transactions prohibited by this Policy until after two full Trading Sessions (as defined below) following the widespread public release of the applicable information. Thus, for example, if material non-public information is publicly disseminated before 9:30 a.m. Eastern Time on a Monday, you may not engage in any transactions prohibited by this Policy until after the Trading Session ends on Tuesday, assuming Trading Sessions took place on Monday and Tuesday. Likewise, if material non-public information is publicly disseminated before 9:30 a.m. Eastern Time on a Friday, you may not engage in any transactions prohibited by this Policy until after the Trading Session ends on Monday, assuming Trading Sessions took place on Friday and Monday. For another example, if material non-public information is publicly disseminated after 9:30 a.m. on a Monday, you may not engage in any transactions prohibited by this Policy until after the Trading Session ends on Wednesday, assuming Trading Sessions took place on Tuesday and Wednesday. However, if the applicable information is complex, such as a significant corporate transaction or significant clinical or regulatory development, it may be necessary to allow additional time for the information to be absorbed by the Company’s stockholders and investing public. In such circumstances, you will

6 be notified by the Policy Administrator regarding a suitable additional waiting period before you may engage in any transactions prohibited by this Policy. In addition, we have established specified black-out periods, as described below. For purposes of this Policy, a “Trading Session” means a regular trading session of the United States national securities exchange on which the Company’s common stock is primarily listed, typically 9:30 a.m. Eastern Time to 4:00 p.m. Eastern Time on business days. For the avoidance of doubt, a Trading Session includes a pre-scheduled abbreviated trading session, such as 9:30 a.m. Eastern Time to 1:00 p.m. Eastern Time on November 29, 2024 and December 24, 2024. Prohibited Trading Periods. While it is never permissible to trade based on material non- public information, we are implementing the following procedures to help prevent inadvertent violations of this Policy and avoid even the appearance of an improper transaction (which could result, for example, where Company personnel engage in a trade while unaware of a pending major development). (1) Company Wide Black-Out Periods Applicable to All Company Personnel. All Company personnel and Related Persons are prohibited from trading in any of the Company’s securities during the following periods: • from the time each such individual becomes aware of the material non-public information (the black-out start times often vary), until after two full Trading Sessions following the widespread public announcement of the applicable information, unless the information released is complex, in which case it may be necessary to extend this period and the Policy Administrator will notify you of any such extension; and • during other specified periods when significant developments or announcements are anticipated, as notified by the Policy Administrator. You will be notified by e-mail when you may not trade in the Company’s securities during periods when significant developments or announcements are anticipated, in which event you will also be notified when trading restrictions are lifted. Of course, even during periods when trading is permitted, no one, including persons or entities who do not fall within the definition of Related Persons, should trade in the Company’s securities if he or she possesses material non-public information. (2) Additional Black-Out Periods Applicable to the Board of Directors, Senior Management, Financial Team Members and Designated Employees. In addition to being subject to the trading restrictions applicable to all Company personnel (above), members of the Company’s Board of Directors, Senior Management, Financial Team Members, Designated Employees (each as defined below) and Related Persons of such individuals are also subject to additional trading procedures and restrictions during the following periods: • the periods from two weeks prior to the close of each fiscal quarter until after two full Trading Sessions following the widespread public release of the Company’s financial results for the applicable quarter and, in the case of the fourth quarter, financial results for the year ended; and • any other periods as determined by the Policy Administrator.

7 The following members of management constitute the “Senior Management” of the Company: all Executive (Section 16) Officers, as listed on Exhibit A hereto, which list shall be amended from time to time to reflect the then-current group of such individuals. The following individuals constitute the “Financial Team Members” of the Company: all members of the Company’s financial team, as listed on Exhibit B hereto, which list shall be amended from time to time to reflect the then-current group of such individuals. The following individuals constitute other “Designated Employees” of the Company: certain additional members of Company personnel, as listed on Exhibit C hereto, which list shall be amended from time to time to reflect the then-current group of such individuals. The Policy Administrator may, from time to time, amend the list of and/or designate other employees as Senior Management, Financial Team Members or Designated Employees, in which case the Policy Administrator shall notify the affected individuals. Exceptions for Certain Transactions. (1) Gifts. Bona fide gifts of securities to other Company personnel or Related Persons are not transactions that are subject to this Policy. This Policy does apply, however, to subsequent transactions in the gifted securities by such recipients. In addition, this Policy does apply to gifts of securities, including bona fide gifts, to persons who are not Company personnel or Related Persons. (2) Mutual Funds. Transactions in mutual funds that are invested in the Company’s securities are not transactions subject to this Policy. (3) Transactions Involving Company Equity Plans. Except as otherwise noted below, this Policy does not apply to the following transactions: • Stock Option Exercises. This Policy does not apply to the exercise of an employee stock option acquired pursuant to the Company’s equity plans, or to the exercise of a tax withholding right pursuant to which a person has elected to have the Company withhold shares subject to an option to satisfy tax withholding requirements. This Policy does apply, however, to any sale of stock as part of a broker-assisted cashless exercise of an option, or any other market sale of stock for the purpose of generating the cash needed to pay the exercise price and or taxes upon the exercise of an option. • Restricted Stock Awards and Restricted Stock Unit Awards. This Policy does not apply to the vesting of restricted stock or restricted stock units, or the exercise of a tax withholding right pursuant to which a person elects to have the Company withhold shares of stock to satisfy tax withholding requirements upon the vesting of any restricted stock or restricted stock unit. This Policy does apply, however, to any market sale of restricted stock or shares received upon vesting of restricted stock units. • Employee Stock Purchase Plan. This Policy does not apply to purchases of the Company’s securities under the Company’s employee stock purchase plan. This Policy does apply, however, to subsequent sales or other transfers of such securities. • Other Transactions with the Company. Any other purchase of the Company’s securities from the Company or sales of the Company’s securities to the Company are not subject to this Policy.

8 (4) Rule 10b5-1 Trading Plans. Notwithstanding the restrictions and prohibitions on trading in the Company’s securities set forth in this Policy, persons subject to this Policy are permitted to effect transactions in the Company’s securities pursuant to approved trading arrangements intended to satisfy the affirmative defense conditions of Rule 10b5-1(c)(1), or any successor rule(s), under the Securities Exchange Act of 1934, as amended (“Trading Plans”), which may include transactions during the prohibited periods discussed above. A Trading Plan may be established only when the person who enters into the Trading Plan is not aware of any material non-public information about the security or the issuer and is adopting the Trading Plan in good faith and not as a part of a plan or scheme to evade the prohibitions of Rule 10b-5. In order to comply with this Policy, the Company must pre-approve any such Trading Plan prior to its effectiveness. All Trading Plans must designate a “cooling-off period” after the Trading Plan is adopted and before the first trade is made under the Trading Plan, the length of which will be determined by the Policy Administrator and must, at minimum, satisfy the applicable cooling-off period required by Rule 10b5-1(c)(1)(ii)(B), or any successor rule(s). Once the Trading Plan is adopted, you must not exercise any influence over the amount of securities to be traded, the price at which they are to be traded or the timing of the trades. The Trading Plan must specify the amount, pricing and date of transactions, or include a written formula or algorithm, or computer program, for determining the amount, pricing and date of transactions, or delegate discretion on these matters to an independent third party. Any modification or change to the amount, price, or timing of the purchase or sale of securities under a Trading Plan is the equivalent of termination of such Trading Plan and the adoption of a new Trading Plan. A plan modification, such as the substitution or removal of a broker that is executing trades pursuant to a Trading Plan that changes the price or date on which purchases or sales are to be executed, is the equivalent of termination of such Trading Plan and the adoption of a new Trading Plan. Company personnel seeking to establish, modify or cancel a Trading Plan should contact the Policy Administrator. Pre-Clearance of All Acquisitions, Sales and Other Transfers by Certain Company Personnel. In order to ensure compliance with this Policy and with any Section 16 reporting requirements, all transactions in the Company’s securities (including acquisitions, sales, gifts and other transfers, whether or not for value), including the execution of Trading Plans (as defined below), by members of the Company’s Board of Directors, Senior Management, Financial Team Members, Designated Employees and Related Persons, must be pre-cleared by the Policy Administrator. If you are a member of one of the groups listed above and you contemplate a transaction in the Company’s securities, you must contact the Policy Administrator or other designated individual prior to executing the transaction. The Policy Administrator will use their reasonable best efforts to provide approval or disapproval within two business days. You must wait until receiving pre-clearance to execute the transaction. Neither the Company nor the Policy Administrator shall be liable for any delays that may occur due to the pre-clearance process. If the transaction is pre-cleared by the Policy Administrator, it must be executed by the end of the second business day after receipt of pre-clearance. Notwithstanding receipt of pre-clearance of a transaction, if you become aware of material non-public information about the Company after receiving the pre-clearance but prior to the execution of the transaction, you may not execute the transaction. The responsibility for determining whether you are in possession of material non- public information rests with you, as discussed below in Section V. If you are a Section 16 reporting person, promptly following execution of any transaction in the Company’s securities (including any disposition of securities of the Company by bona fide gifts), but in no event later than the end of the first business day after the execution of the transaction, you must notify the

9 Policy Administrator and provide details regarding the transaction sufficient to complete the required Section 16 filing. Employees of the Company who are not Directors, members of Senior Management, Financial Team Members or Designated Employees may, but are not required to, pre-clear transactions in the Company’s securities in the same manner as set forth above. Such employees are not required to notify the Policy Administrator following execution of the transaction. Please note that pre-clearance does not provide Company personnel with immunity from investigation or suit, for which it is the responsibility of the individual to comply with the federal securities regulations. V. Individual Responsibility Persons subject to this Policy have ethical and legal obligations to maintain the confidentiality of information about the Company and to not engage in transactions in the Company’s securities while in possession of material non-public information. Each individual is responsible for making sure that he or she complies with this Policy, and that any Related Person, whose transactions are subject to this Policy, also comply with this Policy. In all cases, the responsibility for determining whether an individual is in possession of material non-public information rests with that individual, and any action on the part of the Company, the Policy Administrator or any other employee or director pursuant to this Policy (or otherwise) does not in any way constitute legal advice or insulate an individual from liability under applicable securities laws. You may be subject to legal penalties and disciplinary action by law enforcement officials and/or the Company for any conduct prohibited by this Policy or applicable securities laws, as described in Section III above. Tipping Information to Others. Company personnel must not disclose non-public information about the Company to others outside the Company who do not have an obligation to maintain the confidentiality of such information. If the outsider trades on such information, penalties for insider trading may apply in these situations whether or not you derive any monetary benefit from the other person’s trading activities. Material non-public information is often inadvertently disclosed or overheard in casual, social conversations. Please take care to avoid such disclosures. Prevention of Insider Trading by Others. If you become aware of a potential insider trading violation, you must immediately advise our Policy Administrator and/or report the matter using the Company’s anonymous whistleblower reporting procedures. You should also take steps, where appropriate, to prevent persons under your supervision and/or control from using material non-public information for trading purposes. Moreover, Company-imposed sanctions, including termination for cause, could result if an employee fails to comply with this Policy. Confidentiality. Serious problems could be caused for the Company by the unauthorized disclosure of internal information about the Company, whether or not for the purpose of facilitating improper trading in the Company’s securities. Company personnel should not discuss internal Company matters or developments (whether or not you think such information is material) with anyone outside of the Company (including, but not limited to, family, friends, business associates, investors and expert consulting firms), except as required in the performance of regular corporate duties. This prohibition applies specifically (but not exclusively) to inquiries about the Company that may be made by the financial press, investment analysts or others in the financial community

10 and also includes posting material non-public information on any social media outlets such as LinkedIn, Facebook, X (formerly Twitter), etc. It is important that all such communications on behalf of the Company be made only through an authorized officer under carefully controlled circumstances. Unless you are expressly authorized to the contrary, if you receive any inquiries of this nature, you should decline comment and refer the inquirer to the Policy Administrator. VI. Additional Prohibited Transactions Because we believe it is generally improper and inappropriate for Company personnel to engage in short-term or speculative transactions involving the Company’s securities, it is our policy that Company personnel and Related Persons not engage in any of the following activities, except in each case in limited circumstances with prior approval of the Policy Administrator: • trading in the Company’s securities on a short-term basis (any shares of Company common stock purchased in the open market must be held for a minimum of six months and ideally longer); • short sales of the Company’s securities; • use of the Company’s securities to secure a margin or other loan; and • transactions in publicly-traded options relating to the Company’s securities (i.e., options that are not granted by the Company). In addition, Company personnel and Related Persons (or any of their designees) are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities. VII. Post-Termination Transactions This Policy will no longer apply after termination of service to the Company. However, if an individual is in possession of material non-public information when his or her service terminates, that individual may not trade in the Company’s securities until that information has become public or is no longer material, and it would be prudent for the individual, if he or she is subject to a black-out period upon termination of service, to refrain from trading until those restrictions no longer apply to Company personnel. VIII. Company Assistance Any person who has any questions about specific transactions or this Policy in general may obtain additional guidance from the Policy Administrator. Remember, however, the ultimate responsibility for adhering to this Policy and avoiding improper transactions rests with you. In this regard, please use your best judgment when considering a transaction in the Company’s securities. IX. Certifications As a condition to employment, all employees will be required to certify their understanding of and intent to comply with this Policy. Members of the Board of Directors, Senior Management and other personnel (including employees) may be required to periodically certify their compliance with this Policy and their understanding of and intent to continue to comply with this Policy.

[EXHIBITS TO INSIDER TRADING POLICY] As of December 6, 2024: Exhibit A “Senior Management” All Executive (Section 16) Officers, including: 1. Sabrina Martucci Johnson, President and Chief Executive Officer 2. MarDee Haring-Layton, Chief Accounting Officer Exhibit B “Financial Team Members” All members of the Company’s financial team, including: 1. Sabrina Martucci Johnson, President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer) 2. MarDee Haring-Layton, Chief Accounting Officer (Principal Accounting Officer) 3. Natasha Zhigalko, Controller 4. Stephanie Li Fraine, Sr. Accountant Exhibit C “Designated Employees” All Company employees are currently considered to be Designated Employees, and as such, are subject to the Company’s Additional Black-Out Periods and restrictions. The Company may change the definition of Designated Employees at any time.

[CERTIFICATION UNDER INSIDER TRADING POLICY] Certification Under Insider Trading Policy The undersigned hereby certifies that he/she has read and understands, and agrees to comply with the Daré Bioscience, Inc. Amended and Restated Insider Trading Policy, a copy of which was distributed with this Certification, as a condition to the undersigned’s present and continued employment or other affiliation with the Company. Date: Name: Title: CONSULTANTS NEED NOT SIGN THIS PAGE. INSTEAD, CONSULTANTS ARE TO EXECUTE AND RETURN THE SIGNATURE PAGE OF THE CONSULTANT ADDENDUM TO LMURPHY@DAREBIOSCIENCE.COM.